EXHIBIT 5.1

                                  LEGAL OPINION



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                             RICHARDSON & ASSOCIATES
                                ATTORNEYS AT LAW
                           WILSHIRE PALISADES BUILDING
                                1299 OCEAN AVENUE
                                    SUITE 900
                         SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE (310) 393-9992
                            FACSIMILE (310) 393-2004

                                  May 12, 2000

Environmental Products & Technologies Corporation
5380 North Sterling Center Drive
Westlake Village, California 91361

         Re:  Environmental  Products &  Technologies  Corporation - Validity of
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              Issuance of Shares
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Ladies and Gentlemen:

         We have acted as special counsel to you in connection with the registration on Form S-8 (File No. 33-______) under the Securities Act of 1933, as amended ("Registration Statement"), of a total of 492,728 shares of the Common Stock of Environmental Products & Technologies Corporation, par value $.01 per share (the "Shares"). You have requested our opinion in connection with the registration of the Shares covered by the Registration Statement. In connection with our acting as counsel, we have examined the laws of the State of California together with certain other documents and instruments prepared on behalf of Environmental Products & Technologies Corporation as we have deemed necessary and relevant in the preparation of our opinion as hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies of originals, the authenticity of such latter documents, and the proper execution, delivery and filing of the documents referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by Environmental Products & Technologies Corporation have been and will be duly created and have been and will be validly issued shares of the Common Stock, par value $.01 per share, of Environmental Products & Technologies Corporation. Upon issuance of the Shares, the Shares will be fully paid and nonassessable.

         For the purposes of this opinion, we are assuming that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than California.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the Prospectus which is a part of said Registration Statement.

                                                Respectfully submitted,

                                                By: /s/ Richardson & Associates
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                                                        Richardson & Associates